UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2007
Western Digital Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-08703 (Commission File Number)	33-0956711 (I.R.S. Employer Identification No.)

20511 Lake Forest Drive Lake Forest, California (Address of Principal Executive Offices)		92630 (Zip Code)
(949) 672-7000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 26, 2007, Western Digital Corporation (“Western Digital”) previously announced that Stephen D. Milligan will leave his position as Senior Vice President, Chief Financial Officer of Western Digital, and that his employment by Western Digital will terminate, effective August 31, 2007. In connection with that announcement, on July 31, 2007, Western Digital entered into a Separation, Transition and General Release Agreement (the “Separation Agreement”) with Mr. Milligan. A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     Pursuant to the Separation Agreement, Mr. Milligan and Western Digital agreed that Mr. Milligan’s employment with Western Digital will terminate no later than August 31, 2007. Until that time, Mr. Milligan will continue to perform his usual and customary duties as Senior Vice President and Chief Financial Officer and such other duties as requested by the Chief Executive Officer in order to transition the role of Chief Financial Officer to Mr. Milligan’s successor. Mr. Milligan will also continue to receive base salary at his current annual rate of $450,000, will be eligible for a bonus payment under Western Digital’s Incentive Compensation Plan for the six-month bonus cycle ended June 29, 2007 at the level actually funded by Western Digital (but not less than 100% of his target bonus award), will be eligible to receive employee health and welfare benefits accorded to employees generally and other executives in comparable pay grades, and will continue to accrue vacation in accordance with Western Digital’s vacation policies.
     In the event Mr. Milligan resigns from employment with Western Digital or Western Digital terminates Mr. Milligan’s employment other than for cause prior to August 31, 2007, Mr. Milligan will be entitled to the following:
•	a lump sum payment of $900,000, less standard withholding and authorized deductions, payable within thirty days of Mr. Milligan’s separation date;

•	a lump sum pro-rata bonus payment under Western Digital’s Incentive Compensation Plan for the six-month bonus cycle ending December 28, 2007 (determined based on the number of days in the bonus cycle during which Mr. Milligan was employed) and assuming 100% of the performance targets subject to the bonus award are met regardless of actual funding by Western Digital;

•	acceleration of the vesting of Mr. Milligan’s then-outstanding stock options and shares of restricted stock to the extent that such stock options or restricted shares would have vested and become exercisable or payable, as applicable, if Mr. Milligan had remained employed with Western Digital through February 29, 2008;

•	a lump sum payment equal to the cost of eighteen months of applicable COBRA premium payments to cover Mr. Milligan’s company-provided medical, dental and/or vision coverage existing as of his separation date; and

•	outplacement services provided by a vendor chosen by Western Digital and at Western Digital’s expense for twelve months following Mr. Milligan’s separation date, subject to a maximum cost to Western Digital of $15,000.
     In the event Mr. Milligan performs his usual and customary duties as Chief Financial Officer with respect to the filing of Western Digital’s Form 10-K for the fiscal year ended June 29, 2007 and does not resign and is not terminated for cause by Western Digital prior to August 31, 2007, in addition to the benefits described above, Mr. Milligan will also receive an additional lump sum cash severance payment in the amount of $500,000, less standard withholding and authorized deductions, payable within thirty days of Mr. Milligan’s separation date.
     All payments to Mr. Milligan under the Separation Agreement are conditioned upon Mr. Milligan’s execution and delivery of a valid and effective release of claims.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
10.1	Separation, Transition and General Release Agreement, entered into July 31, 2007, between Western Digital Corporation and Stephen D. Milligan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation (Registrant)
Date: August 1, 2007	By:	/s/ Raymond M. Bukaty
Raymond M. Bukaty
Senior Vice President, Administration, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Separation, Transition and General Release Agreement, entered into July 31, 2007, between Western Digital Corporation and Stephen D. Milligan.